UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1225 17th Street, Suite 3200, Denver, Colorado 80202

1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced on April 3, 2012, a subsidiary of Molson Coors Brewing Company (the “Company”) entered into a sale and purchase agreement to purchase all of the share capital of Starbev Holdings S.à r.l., a Central European brewer, from Starbev L.P. (such acquisition, the “Transaction”). On May 7, 2012, the Company’s Board of Directors approved the following management transitions effective at and contingent upon the closing of the Transaction.

The Company named Mark Hunter as the President and Chief Executive Officer of its Central European business unit.  Mr. Hunter, 49, has served as the President and Chief Executive Officer of the Company’s UK and Ireland business unit since December 2007. He previously served as chief commercial officer of Molson Canada from May 2005 to November 2007. From 1997 to 2005, he served as marketing director of Bass Brewers Ltd., which was acquired by the Company in 2002, and subsequently renamed Molson Coors Brewing Company (UK) Limited.

The Company named Stewart Glendinning as the President and Chief Executive Officer of its UK and Ireland business unit. Mr. Glendinning, 46, has served as the Company’s Chief Financial Officer since July 2008. He previously served as Chief Financial Officer since 2005 of Coors Brewers Limited, a wholly owned subsidiary of the Company. Prior to that, he served as a managing director of The Hackett Group (f/k/a, Answerthink Inc.) from 1997 to 2005. Prior to that he served in various roles with KPMG from 1986 to 1997.  He is also a director of MillerCoors, LLC.

The Company named Gavin Hattersley as its Chief Financial Officer. Mr. Hattersley, 49, has served as Executive Vice President and Chief Financial Officer for MillerCoors, LLC, the US joint venture owned by the Company and SAB Miller, since its inception in 2008. From 2002 to 2008, Mr. Hattersley was senior vice president, finance, for Miller Brewing Company.

The Compensation Committee of the Company’s Board of Directors has not taken action regarding compensatory terms relating to the above management transitions. If actions are taken, any required disclosures will be made.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

99.1	Press Release of Molson Coors Brewing Company, dated May 8, 2012, announcing executive transitions.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date: May 8, 2012	By:	/s/Samuel D. Walker
Samuel D. Walker
Chief People and Legal Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Molson Coors Brewing Company, dated May 8, 2012, announcing executive transitions.